Exhibit 99.2
Confidential Investor Presentation 09.12.2023

Confidential Disclaimer 2 This presentation, the information contained herein and the materials accompanying it (this “presentation”) has been prepared solely for informational purposes supplied by or on behalf of, and constitutes confidential information of, B&G Foods, Inc. and its direct and indirect subsidiaries (“B&G Foods”, the “Company”, “us” or “we”) and is provided to you (the “Recipient”) on the condition that you agree to hold it in strict confidence and not photocopy, disseminate, reproduce, disclose, divulge, forward or distribute it directly or indirectly in whole or in part, to any person or entity. This presentation is intended for the recipient hereof and is for informational purposes only. By accepting this presentation, each Recipient expressly agrees to treat this presentation and any information contained herein or accompanying it in a confidential manner. Each Recipient further agrees that the foregoing obligations shall apply to all other written or oral communications transmitted to the recipient by or on behalf of the Company, together with all memoranda, notes and other documents and analyses developed by the Recipient using any of the presentation, any information contained in or accompanying the presentation or all such communications (collectively, the “information”). The Recipient agrees that the information is for informational purposes only. The securities offered pursuant to the preliminary offering memorandum have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and may not be offered or sold within the United States, or to or for the account or benefit of U.S. persons, unless an exemption from the registration requirements of the Securities Act is available or they are otherwise sold pursuant to an effective registration statement filed with the Securities and Exchange Commission. This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any offer or sale of such securities will only be made (i) within the United States, or to or for the account or benefit of U.S. persons, only to persons reasonably believed to be qualified institutional buyers (“QIBs”) and (ii) outside the United States in offshore transactions in accordance with Regulation S. Any purchaser of such securities in the United States, or to or for the account of U.S. persons, will be deemed to have made certain representations and acknowledgments, including, without limitation, that the purchaser is a QIB. The Company has prepared a preliminary offering memorandum for the proposed offering to which the information in this presentation relates. Before you invest, you should read the detailed information in that preliminary offering memorandum for more complete information about the Company and the offering. This presentation is intended for the recipient hereof and is for informational purposes only. By accepting this presentation, each recipient expressly agrees to treat this presentation and the information contained herein or accompanying it in a confidential manner and each recipient shall ensure that any person to whom it discloses any of this information complies with this paragraph. The preliminary offering memorandum modifies and supersedes in its entirety any information in this presentation or which has otherwise been previously provided. Barclays Capital Inc. and the several other initial purchasers with respect to the notes have not independently verified the information contained herein or any other information that has or will be provided to you. The information and opinions contained in this presentation (including forward-looking statements) are made as of this presentation unless otherwise stated herein. They are subject to change without notice and neither the Company nor any other person is under any obligation to update or keep current the information contained in this document and neither the Company nor any other person intends to update or otherwise revise such information or opinions (including any forward looking statements) to reflect the occurrence of future events or developments even if any of the assumptions, judgments and estimates on which the information contained herein is based proves to be incorrect, made in error or become outdated. No representation or warranty, express or implied, is made as to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the information or opinions contained herein, and any reliance you place on them will be at your sole risk. The Company, its affiliates and advisors do not accept any liability whatsoever for any loss howsoever arising, directly or indirectly, from the use of this document or its contents, or otherwise arising in connection with this document. For more information, please refer to the information discussed in the preliminary offering memorandum under the captions entitled “Cautionary note regarding forward-looking information” and “Risk Factors.” This presentation does not constitute or form part of, and should not be construed as, an offer to sell or issue or the solicitation of an offer to buy or acquire securities of the Company, nor shall there be any sale of securities in any state or other jurisdiction to any person or entity to which it is unlawful to make such offer, solicitation or sale in such state or jurisdiction.

Confidential Forward Looking Statements 3 Various statements contained in this presentation, the offering memorandum and the documents incorporated by reference in the offering memorandum contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and, as applicable, Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). The words “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates,” “assumes,” “could,” “should,” “estimates,” “potential,” “seek,” “predict,” “may,” “will” or “plans” and similar references to future periods are intended to identify forward-looking statements. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by any forward-looking statements. We believe important factors that could cause actual results to differ materially from our expectations include the following: our substantial leverage; the effects of rising costs for and/or decreases in the supply of commodities, ingredients, packaging, other raw materials, distribution and labor; crude oil prices and their impact on distribution, packaging and energy costs; our ability to successfully implement sales price increases and cost saving measures to offset any cost increases; intense competition, changes in consumer preferences, demand for our products and local economic and market conditions; our continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels and to improve productivity; the ability of our company and our supply chain partners to continue to operate manufacturing facilities, distribution centers and other work locations without material disruption, and to procure ingredients, packaging and other raw materials when needed despite disruptions in the supply chain or labor shortages; the impact pandemics or disease outbreaks, such as the COVID-19 pandemic, may have on our business, including among other things, our supply chain, our manufacturing operations, our workforce and customer and consumer demand for our products; our ability to recruit and retain senior management and a highly skilled and diverse workforce at our corporate offices, manufacturing facilities and other work locations despite a very tight labor market and changing employee expectations as to fair compensation, an inclusive and diverse workplace, flexible working and other matters; the risks associated with the expansion of our business; our possible inability to identify new acquisitions or to integrate recent or future acquisitions, or our failure to realize anticipated revenue enhancements, cost savings or other synergies from recent or future acquisitions; our ability to successfully complete the integration of recent or future acquisitions into our enterprise resource planning system; tax reform and legislation, including the effects of the Infrastructure Investment and Jobs Act, the Inflation Reduction Act, U.S. Tax Cuts and Jobs Act and the U.S. CARES Act, and any future tax reform or legislation; our ability to access the credit markets and our borrowing costs and credit ratings, which may be influenced by credit markets generally and the credit ratings of our competitors; unanticipated expenses, including, without limitation, litigation or legal settlement expenses; the effects of currency movements of the Canadian dollar and the Mexican peso as compared to the U.S. dollar; the effects of international trade disputes, tariffs, quotas, and other import or export restrictions on our international procurement, sales and operations; future impairments of our goodwill and intangible assets; our ability to protect information systems against, or effectively respond to, a cybersecurity incident, other disruption or data leak; our ability to successfully implement our sustainability initiatives and achieve our sustainability goals, and changes to environmental laws and regulations; other factors that affect the food industry generally, including: recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations and the possibility that consumers could lose confidence in the safety and quality of certain food products; competitors’ pricing practices and promotional spending levels; fluctuations in the level of our customers’ inventories and credit and other business risks related to our customers operating in a challenging economic and competitive environment; the risks associated with third-party suppliers and co-packers, including the risk that any failure by one or more of our third-party suppliers or co-packers to comply with food safety or other laws and regulations may disrupt our supply of raw materials or certain finished goods products or injure our reputation; our ability to complete the transactions described in the preliminary offering memorandum; and other factors discussed under “Risk Factors” or elsewhere in the preliminary offering memorandum and the documents incorporated therein by reference. All forward-looking statements included in this presentation or the offering memorandum or documents filed with the SEC and incorporated by reference into the offering memorandum are based on information available to us on the date of this offering memorandum or such document. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Confidential Non-GAAP Measures and Unaudited Financial Information 4 Base business net sales, EBITDA, Adjusted EBITDA, Adjusted EBITDA (before share-based compensation), Covenant Adjusted EBITDA, Adjusted EBITDA less Capex, and Adjusted EBITDA margin as presented in this presentation, are supplemental measures that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered, as applicable, as alternatives to net income or any other performance measures derived in accordance with GAAP or any other measure of our liquidity derived in accordance with GAAP. For additional information on these non-GAAP financial measures and our use thereof, see “Summary—Summary Historical Consolidated Financial Data” in the preliminary offering memorandum and a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures is provided on pages 23 and 24 of this presentation. Because of the limitations discussed therein, our base business net sales, EBITDA, Adjusted EBITDA, Adjusted EBITDA (before share-based compensation) and Covenant Adjusted EBITDA measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business, or as measures of cash that will be available to us to meet our obligations. In addition, we have included in this presentation unaudited financial information for the twelve months ended July 1, 2023, which has been calculated by adding the financial information for the twenty-six weeks ended July 1, 2023 to the financial information for the fiscal year ended December 31, 2022 and subtracting the financial information for the twenty-six weeks ended July 2, 2022. The unaudited financial information for the twelve months ended July 1, 2023 has been prepared solely for the purpose of this presentation and the preliminary offering memorandum, is for illustrative purposes only and is not necessarily indicative of our results of operations for any future period or our financial condition at any future date.

5 Confidential Today’s Presenters 5 Bruce Wacha, Exec. Vice President of Finance and CFO Casey Keller, President and CEO

6 Confidential Transaction Overview

7 Confidential Summary Overview Note: Adj. EBITDA and Covenant Adj. EBITDA are non-GAAP measures. Please refer to p. 4 and the non-GAAP reconciliation schedule on p. 23 for further detail. 1. All ratios are based on Covenant Adj. EBITDA, which reflects Adj. EBITDA before share-based compensation and pro forma for acquisitions and divestitures. Company Overview ► B&G Foods manufactures, sells and distributes a diverse portfolio of branded, high quality, shelf stable and frozen food and household products across the United States, Canada and Puerto Rico ► On August 3, 2023, B&G Foods announced financial results for fiscal Q2-2023: For the LTM period ended July 1, 2023, the Company generated Adj. EBITDA of $324.7 million, up 7.8% compared to FY-2022 Q2-2023 Adj. EBITDA was $68.5 million, up $14.3 million or 26.4% from the prior year period As of the end of Q2-2023, as adjusted for subsequent equity sales and bond repurchases, Total Net Leverage was 6.5x, based on LTM Q2-2023 Covenant Adj. EBITDA of $328.4 million, down ~1.1x compared to FY-2022 (1) Transaction Overview ► The Company proposes to issue $500mm of Senior Secured Notes due 2028 (the “New Secured Notes”) and use the proceeds, combined with cash on hand, to refinance a portion of B&G Foods’ existing Senior Unsecured Notes due 2025 The New Secured Notes will be pari passu with the Company’s existing credit facility ► During Q3-2023, B&G Foods raised $73.8mm of net proceeds through the issuance of 6.3mm shares via the at-the-market equity program to help reduce the 5.25% Senior Unsecured Notes due 2025 ahead of and in conjunction with the proposed transaction ► As further adjusted for this transaction: Secured Net Leverage will be just under 4.0x and Total Net Leverage will be 6.5x (1) There will be approximately $300mm of the 5.25% Senior Unsecured Notes due 2025 remaining Credit Agreement Amendment ► In order to permit the issuance of the proposed New Secured Notes, the Company has launched a proposed amendment for its credit agreement to allow for incurrence of incremental equivalent debt The proposed amendment is expected to close ahead of the New Secured Notes ► The proposed amendment also adds the following lender-friendly changes: Reset of Available Amount to $600mm as of the end of Q2-2023; represents a reduction of over 50% from the existing Available Amount as of the end of Q2-2023 Addition of “Serta” protection Timing ► We expect to price and allocate the New Secured Notes today 7

Confidential

As Adjusted Capitalization

1 Sources & Uses – Q3-2023 ATM Issuances

Sources	Amount	%
ATM Equity Program Net Proceeds	$74	100%
Total Sources	**$74**	**100%**

Uses of Funds	Amount	%
Repurchases of 2025 Notes	$20	27%
Cash to Balance Sheet	54	73%
Total Uses	**$74**	**100%**

2 Sources & Uses – Proposed Financing

Sources	Amount	%
Secured Notes Offered Hereby	$500	89%
Cash on Balance Sheet	63	11%
Total Sources	**$563**	**100%**

Uses of Funds	Amount	%
Redeem Portion of 2025 Notes [(1)]	$555	99%
Transaction Fees & Expenses [(2)]	8	1%
Total Uses	**$563**	**100%**

As Adjusted Capitalization

	As of July 1, 2023				
	Actual	1 Adj.	As Adjusted	2 Adj.	As Further Adjusted
Cash & Equivalents	$43	*54*	$97	*(63)*	$33
Revolving Credit Facility [(3)]	280	--	280	--	280
Term Loan B	551	--	551	--	551
New Secured Notes	--	--	--	*500*	500
Total First Lien Debt	**$831**		**$831**		**$1,331**
5.25% Senior Notes due 2025	876	*(20)*	855	*(555)*	300
5.25% Senior Notes due 2027	550	--	550	--	550
Total Debt	**$2,256**		**$2,236**		**$2,181**
Operating Metrics					
Covenant Adj. EBITDA [(4)]	$328	--	$328	--	$328
Credit & Coverage Statistics [(4)]					
First Lien Debt / Covenant Adj. EBITDA	2.5x		2.5x		4.1x
Net First Lien Debt / Covenant Adj. EBITDA	2.4x		2.2x		4.0x
Total Debt / Covenant Adj. EBITDA	6.9x		6.8x		6.6x
Net Debt / Covenant Adj. EBITDA	6.7x		6.5x		6.5x

Note: Dollars in millions. As Further Adjusted Cash & Equivalents does not foot due to rounding.

1. *We plan to issue a conditional notice of partial redemption to the holders of our outstanding 2025 notes, notifying such holders that we intend to redeem $555.4 million of the outstanding 2025 notes. The redemption price of the 2025 notes is 100% of the principal amount, plus accrued and unpaid interest to the redemption date. Use of funds does not reflect the cash needed to pay the accrued and unpaid interest.*
2. *Actual transaction fees and expenses could be greater or less than the amount anticipated.*
3. *As of September 8, 2023, there was approximately $285.0 million in outstanding borrowings and $510.0 million available to be drawn under the revolving credit facility (net of $5.0 million reserved for issued and outstanding letters of credit).*
4. *All ratios are based on Covenant Adj. EBITDA, which reflects Adj. EBITDA before share-based compensation and pro forma for acquisitions and divestitures. Adjusted EBITDA and Covenant Adj. EBITDA are non-GAAP measures. Please refer to p. 4 and the non-GAAP reconciliation schedule on slides 23 and 24 for further detail.*

8

B&G Foods, Inc.

9 Confidential Summary Terms – Senior Secured Notes 9 Issuer: B&G Foods, Inc. (the “Issuer”) Description: $500mm Senior Secured Notes due 2028 Maturity: 5 years Use of Proceeds: Partial redemption of existing Senior Notes due 2025 Security: Same as existing Credit Agreement, including, without limitation, substantially all of the tangible and intangible assets of the Company and its domestic subsidiaries (other than real property and certain intangible assets) Guarantees: Same as existing Credit Agreement: All present and future material, domestic subsidiaries Ranking: (i) Pari passu in right of payment to all of the Issuer’s and the guarantors’ existing and future senior debt, (ii) effectively senior in right of payment to the Issuer and such guarantors’ existing and future senior unsecured debt to the extent of the value of the collateral, (iii) effectively junior to the Issuer and the guarantors’ future secured debt, secured by assets that do not constitute collateral, to the extent of the value of the collateral securing such debt, (iv) senior in right of payment to the Issuer and such guarantors’ other existing and future subordinated debt and (v) structurally subordinated to all existing and future indebtedness and other liabilities of subsidiaries that do not guarantee the notes Optional Prepayments: Non-callable for the first two years; T+50 make-whole during the non-call period; first call price par + 50% of coupon Equity Clawback: During the non-call period, can redeem up to 40% of the principal with certain equity proceeds at par + coupon Change of Control: 101% change of control put Negative Covenants: Usual and customary for transactions of this type Registration Rights: None; 144A / Reg S

10 Confidential Timeline 10 U.S. Bank Holiday Key Transaction Date September 2023 S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 Timing Event September 12 Launch notes offering, Investor Call ([12:30]PM EST) Price and allocate Notes September 26 Closing (T+10)

11 Confidential Organizational Chart 11 Key: Borrower Guarantors Non-Guarantors • $800mm Revolving Credit Facility • $551mm Term Loan B due 2026 • $500mm New Secured Notes due 2028 • Approx. $300mm Senior Notes due 2025 • $550mm Senior Notes due 2027 B&G Foods North America, Inc. Operating Company Domestic Subsidiaries International Subsidiaries B&G Foods, Inc. Holding Company See slide 8 for details of such adjustments. As adjusted to give effect to Q3-2023 equity sales and bond repurchases, the proposed offering and use of proceeds therefrom

12 Confidential Company Highlights

13 Confidential • Acquire and operate established food brands and maintain relevancy with today’s consumer • Proven cash flow driven M&A at accretive multiples • Target moderate top line growth across portfolio • Maximize growth of high potential brands / manage other brands for flat to moderate growth • Strong focus on cash flow generation and working capital efficiency • Maintain high quality products, strong customer service and sales support • Enduring commitment to reduce leverage Key Investment Highlights 13

14 Confidential We Have Assembled a Portfolio of More than 50 Brands 14 1. Emeril’s® is a registered trademark of Marquee Brands used under license. 2. Crock-Pot® is a registered trademark of Sunbeam Products, Inc. used under license. 3. Skinnygirl™ is a trademark of SG Marks, LLC used under license. 4. Weber® is a registered trademark of Weber-Stephen Products LLC used under license. 14

15 Confidential A Portfolio of Large, Established & Defensible Niche Brands 15 plus Spices + Seasonings accounted for ~74% or $1.6 billion of FY2022 net sales 7 BRANDS $400+ Million $100-$399 Million $50-$99 Million <$50 Million ANNUAL NET SALES BY BRAND

16 Confidential We Have Four Business Units 16 Meals 24% Specialty 33% Frozen & Vegetables 23% Spices & Flavor Solutions 20% Q2-2023 Net Sales by Category (Approximate)

17 Confidential We Have Four Business Units 17 ▪ We began transitioning to four Business Units in August 2022 – Frozen & Vegetables, Meals, Specialty and Spices & Flavor Solutions ▪ These Business Units clarify the portfolio focus and future platforms for acquisitions, and push accountability down to improve management and decision-making ▪ Our Business Unit leadership teams are empowered to manage the P&L, leading to better and faster decision making, and driving accountability throughout the organization. Business Unit leadership are driving improved margins, better managing supply and demand, and building stronger growth plans ▪ Each of the Business Units has different characteristics and mandates, and we plan to allocate capital to achieve key objectives. We plan to invest in the Spices & Flavor Solutions, Meals and Frozen businesses with the goal of driving profitable growth, while we will manage the Specialty business with the goal of driving free cash generation ▪ Our Business Unit structure will also clarify M&A decisions and accountability ▪ The transition to four Business Units remains on track and they are largely up and running

18 Confidential Financial Update

19 Confidential $114 $140 89.6% 93.0% 1H2022 1H2023 $987 $981 1H2022 1H2023 ($6mm) (0.6%) $127 $151 12.6% 15.4% 1H2022 1H2023 1H2023 vs. 1H2022 Performance 19 Note: 1H2023 represents the twenty-six weeks ended July 1, 2023; 1H2022 represents the twenty-six weeks ended July 2, 2022. 1. Base Business Net Sales, Adj. EBITDA and Adj. EBITDA less Capex are non-GAAP measures. Please refer to p. 4 and the non-GAAP reconciliation schedules on p. 23 and 24 for further detail. • Base Business Net Sales were roughly flat (down 0.6%) 1H2023 vs. 1H2022 ‒ Primarily driven by pricing increases and favorable product mix, offset by decrease in unit volume • YTD improvements in Gross Profit, Adj. EBITDA and margins were due to price increases, moderating cost inflation as well as lower transportation and warehousing costs ‒ Reflects a continuation in the trend beginning in at the end of 2022, when B&G Foods began to more fully realize benefits of previously implemented list price increases Adj. EBITDA less Capex Adj. EBITDA (1) (1) ($ in millions) ($ in millions) ($ in millions) ($ in millions) $178 $217 17.6% 22.1% 1H2022 1H2023 % Margin % Margin Adj. EBITDA less CapEx / Adj. EBITDA Base Business Net Sales (1) Gross Profit

20 Confidential Demonstrated Commitment to Debt Reduction 20 • Following the sale of Back to Nature in January 2023, B&G Foods used nearly all of the net proceeds to repay $50.0mm of Term Loan B Asset Sale Proceeds • Concurrently with debt repayment from the Back to Nature sale proceeds, B&G Foods also voluntarily repaid an additional $11.0mm of Term Loan B • The Company subsequently made $60.0mm of additional voluntary prepayments of Term Loan B during Q1-2023 Optional Term Loan B Prepayments • During Q2-2023, B&G Foods repurchased $24.4mm aggregate principal amount of 5.25% Senior Notes due 2025 • During Q3-2023, B&G Foods repurchased $20.2mm aggregate principal amount of the 5.25% Senior Notes due 2025 Repurchases of 2025 Notes • During fiscal year 2022, B&G Foods generated approximately $65mm of net proceeds from its At-The-Market (ATM) Equity Offering Program, which were deployed in part to repay revolving credit facility loans • In Q3-2023, B&G Foods generated $73.8mm of net proceeds from the ATM Equity Offering Program, which were deployed in part to repurchase $20.2mm aggregate principal amount of the 5.25% Senior Notes due 2025 • Approximately 3.7 million shares of common stock remain authorized and available for sale under the ATM, the proceeds of which are intended for general corporate purposes, which may include further debt reduction Equity Issuances

21 Confidential Capitalization & Statistics 21 Note: Adj. EBITDA, Adj. EBITDA (before SBC) and Covenant Adj. EBITDA are non-GAAP measures. Please refer to p. 4 and the non-GAAP reconciliation schedule on p. 23 for further detail. 1. As Adjusted Cash and 5.25% Senior Notes due 2025 balances reflect net proceeds of $73.8mm from ATM equity issuances and subsequent repurchases of 5.25% Senior Notes due 2025 with a portion of those net proceeds in Q3-2023. $20.2mm principal amount of the 5.25% Senior Notes due 2025 were repurchased for $19.5mm plus $0.4mm of accrued interest. 2. All ratios are based on Covenant Adj. EBITDA, which reflects Adj. EBITDA before share-based compensation and pro forma for acquisitions and divestitures. ($ in millions) FY As Adjusted (1) 2022 July 1, 2023 Revolver $ 282.5 $ 280.0 Tranche B Term Loan due 2026 671.6 550.6 5.25% Senior Notes due 2025 900.0 855.4 5.25% Senior Notes due 2027 550.0 550.0 Total Debt $ 2,404.1 $ 2,236.0 Cash (45.4) (96.7) Net Debt $ 2,358.7 $ 2,139.3 Net Debt / Covenant Adjusted EBITDA (2) 7.62 x 6.51 x Adj. EBITDA $ 301.0 $ 324.7 Adj. EBITDA (before SBC) 304.9 329.6 Covenant Adjusted EBITDA (2) 309.6 328.4

22 Confidential Historical Financial Performance 22 ($ in millions) Fiscal Year LTM Ended 2020 2021 2022 July 1, 2023 Net Sales $1,968 $2,056 $2,163 $2,133 % growth 18.5% 4.5% 5.2% -- Gross Profit $482 $437 $410 $448 % margin 24.5% 21.3% 18.9% 21.0% Adj. EBITDA (1) $361 $358 $301 $325 % margin 18.4% 17.4% 13.9% 15.2% Depreciation and Amortization $64 $83 $81 $76 % of net sales 3.2% 4.0% 3.7% 3.5% Net Cash Provided by Operating Activities $281 $94 $6 $117 Capex $27 $44 $22 $20 % of net sales 1.4% 2.1% 1.0% 0.9% Adj. EBITDA less Capex (1) $334 $314 $279 $305 1. Adj. EBITDA and Adj. EBITDA less Capex are non-GAAP measures. Please refer to p. 4 and the non-GAAP reconciliation schedules on p. 23 for further detail.

Non-GAAP Reconciliations – Net Income to EBITDA and Adjusted EBITDA

Confidential

($ in millions)	Fiscal Year 2020	Fiscal Year 2021	Fiscal Year 2022	1H2022	1H2023	LTM Ended July 1, 2023
Net Income (Loss)	$132	$67	($11)	$24	$14	($21)
Income Tax Expense (Benefit)	45	26	(8)	6	24	10
Interest Expense, Net	102	107	125	57	75	143
Depreciation and Amortization	64	83	81	40	35	76
EBITDA	**$343**	**$283**	**$187**	**$127**	**$149**	**$208**
% margin	*17.4%*	*13.8%*	*8.6%*	*12.6%*	*15.1%*	*9.7%*
Acquisition / Divestiture-Related and Non-Recurring Expenses	17	33	13	5	2	10
Impairment of Intangible Assets	-	23	-	-	-	-
Gain (Loss) on Sale of Assets	-	-	(5)	(5)	-	-
Amortization of Acquisition-Related Inventory Step-Up	1	5	-	-	-	-
Accrual for Pension Plan Withdrawal Liability	-	14	-	-	-	-
Impairment of Assets Held for Sale	-	-	106	-	-	106
Adj. EBITDA	**$361**	**$358**	**$301**	**$127**	**$151**	**$325** [2]
% margin	*18.4%*	*17.4%*	*13.9%*	*12.6%*	*15.4%*	*15.2%*
Share-Based Compensation (SBC)	8	4	4	2	3	5
Adj. EBITDA (before SBC)	**$369**	**$362**	**$305**	**$129**	**$154**	**$330**
Impact of Acquisitions / Divestitures [1]	60	-	4	4	-	(1)
COVID-19 Expenses	14	5	1	1	-	-
Covenant Adj. EBITDA	**$442** [2]	**$367**	**$310**	**$134**	**$154**	**$328** [2]
Adj. EBITDA	$361	$358	$301	$127	$151	$325
Capex	27	44	22	13	11	20
Adj. EBITDA less Capex	**$335**	**$315**	**$279**	**$114**	**$140**	**$305**

Note: 1H2023 represents the twenty-six weeks ended July 1, 2023; 1H2022 represents the twenty-six weeks ended July 2, 2022.

1. *For fiscal 2020, reflects the estimated benefit that the Crisco acquisition would have had on our fiscal 2020 adjusted EBITDA had the acquisition been completed on the first day of fiscal 2020. We completed the Crisco acquisition on December 1, 2020. For fiscal 2022 and the first half of fiscal 2022, primarily reflects the estimated benefit that the Yuma acquisition would have had on our adjusted EBITDA for those periods had the acquisition been completed on the first day of those periods. We completed the Yuma acquisition on May 5, 2022. For the twelve months ended July 1, 2023, primarily reflects the estimated benefit that the Back to Nature divestiture would have had on our adjusted EBITDA for the twelve months ended July 1, 2023 had the divestiture been completed on the first day of such twelve-month period. We completed the Back to Nature divestiture on January 3, 2023. The estimates contained herein have been prepared solely for the purpose of determining the calculations under our senior secured credit agreement for use in this presentation, are for illustrative purposes only and are not necessarily indicative of our results of operations for any future period or our financial condition at any future date.*
2. *Numbers do not foot due to rounding.*

23

B&G Foods, Inc.

24 Non-GAAP Reconciliations – Confidential Net Sales to Base Business Net Sales 24 1. Reflects net sales from the Yuma acquisition, for which there is no comparable period of net sales during the first four months of the first two quarters of 2022. The Yuma acquisition was completed on May 5, 2022. 2. For the first two quarters of 2022, reflects net sales of the Back to Nature brand, which was sold on January 3, 2023, and net sales of the SnackWell’s and Farmwise brands, which have been discontinued. For the first two quarters of 2023, reflects a net credit paid to customers relating to the discontinued brands. ($ in millions) Net Sales $ 1,011 $ 981 Net Sales from Acquisitions (1) - (1) Net sales from Discontinued or Divested Brands (2) (24) - Base Business Net Sales $ 987 $ 981 1H2022 1H2023